UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2010
Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)
701-974-3308
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2010, Red Trail Energy, LLC (the “Company”) appointed Kent Anderson to be the Company’s next Chief Financial Officer (“CFO”).  On May 14, 2010 Mr. Anderson will replace Mark Klimpel, the Company’s current CFO, whose resignation is effective May 13, 2010.

Mr. Anderson is 43 years old and has over 13 years of experience in various corporate accounting positions.  Mr. Anderson has most recently served as the CFO and Assistant Treasurer for the Theodore Roosevelt Medora Foundation from August 2006 to April 2010.  Prior to that, Mr. Anderson worked as the Compliance and Control Manager for Dakota Growers Pasta Company, Inc. from January 2005 to August 2006. Mr. Anderson is a Certified Public Accountant with a Bachelors of Accountancy degree from the University of North Dakota.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC
Date: April 30, 2010	By /s/ Mark Klimpel
Name: Mark Klimpel
Title: Chief Financial Officer